Registration No. 333 - 61233


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         D-LANZ DEVELOPMENT GROUP, INC.
             (Exact name of registrant as specified in Its charter)

                               DELAWARE 11-1717709
                    (State of Incorporation) (I.R.S. Employer
                             Identification Number)

                       400 Grove St., Glen Rock, NJ 07452
               (Address of Principal Executive Office) (Zip Code)


                   COMPENSATION AGREEMENT WITH JOEL BROWNSTEIN
                   COMPENSATION AGREEMENT WITH WHARTON CAPITAL CORPORATION COMPENSATION AGREEMENT WITH VESTCOM HOLDINGS, INC. COMPENSATION AGREEMENT WITH SARIT HIRSCHKORN


                            (Full title of the plan)

              Roger L. Fidler, 400 Grove St., Glen Rock, NJ 07452
                     (Name and address of agent for service)

                                 (201) 445-8862
                     Telephone number, including area code,
                              of agent for service

                              PURPOSE OF AMENDMENT

     D-lanz Development Group, Inc. ("D-Lanz") has heretofore filed Registration Statement No. 333-61233 (the "Registration Statement") which registered 200,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), for sale and issuance as compensation in lieu of cash pursuant to Compensation Agreements with, or in payment of services previously rendered from Joel Brownstein. Bewtween August 12 - 15, 1998, D-Lanz and Mr. Brownstein modified this agreement, and D-lanz also entered into a number of other similar agreements which will result in D-Lanz issuing stock for services on similar terms as the original agreement with Mr. Brownstein. Therefore, the Registration Statement is hereby amended to register the additional shares of Common Stock contemplated in these other people and / or organizations pursuant to and under the terms of each respective contract.


                                                    Calculation of Registration Fee


---------------------- -------------------- --------------------- --------------------- --------------------
                                              Proposed maximum      Proposed maximum
 Title of securities                         offering price per    aggregate offering
  to be registered        Amount to be              share                 price               Amount of
                           registered                                                    registration fee
---------------------- -------------------- --------------------- --------------------- --------------------
Common Stock, par        1,525,000 shares         $0.62(1)        $953,125(1)             $281.18
value $.001
per share
underlying
Common Stock Options
---------------------- -------------------- --------------------- --------------------- --------------------
---------------------- -------------------- --------------------- --------------------- --------------------




     (1) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(g)(2), the price of securities of the same class included in this registration statement.

                        PART I - INFORMATION REQUIRED IN
                          THE SECTION 10(a) PROSPECTUS


                         D-LANZ DEVELOPMENT GROUP, INC.
                         1,525,000 SHARES OF COMMON STOCK
                                (PAR VALUE $.001)
                                ----------------



     The 1,525,000 shares of Common Stock, $.001 par value, of D-Lanz Development Group, Inc. (the "Company") (collectively, the "Shares") to which this Prospectus relates will be sold by the Company from time to time, or at any one time, in negotiated transactions as compensation in lieu of cash pursuant to Compensation Agreements with or in payment of services previously rendered from various consultants to the Company. The costs of registering the Shares under the Securities Act, estimated at $2,500.00, will be paid by the Company. The Company will receive $800,000 from the execution of options underlying the sale of 800,000 out of the the 1,525,000 Shares being registered, and will benefit from the services rendered under the Compensation Agreements.



     As of August 14, 1998, the Common Stock is traded through the Over The Counter Market under the symbol "DLNZ." The last reported sales price for the Common Stock on August 14, 1998 was $0.25 per share.


                                ----------------

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS AND RECIPIENTS OF THE SHARES OFFERED HEREBY.

                                ----------------
     THE COMPANY.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                                ----------------


                  The date of this Prospectus is August 15, 1998

     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OR ISSUANCE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                ----------------

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The Company is filing with the Commission, 450 Fifth Street, N.W.Washington, D.C. 20549, a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof, which may be inspected at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 without charge or copied upon request to the Public Reference Section of the Commission and payment of the prescribed fee. This Registration Statement has been filed electronically through the Electronic Data Gathering Analysis and Retrieval system (EDGAR) and is publicly available through the Commission's web site (http://www.sec.gov). Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company's (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 30, 1998 and June 30, 1998, and (iii) the Current Report on Form 8K, filed by the Company on December 1, 1997 are incorporated in and made a constituent part of this Prospectus by reference. All reports and proxy statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares of Common Stock to which the Prospectus relates shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of filing.

     Any statement contained in a document incorporated or deemed to beincorporated by reference herein shall be deemed to be modified and superceded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated herein modifies or replaces such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

     UPON WRITTEN OR ORAL REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON WHO RECEIVES A COPY OF THIS PROSPECTUS, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE HEREIN. ANY SUCH REQUEST SHOULD BE MADE TO THE ATTENTION OF ROGER L. FIDLER, ESQ. AT D-LANZ DEVELOPMENT GROUP, INC., 400 GROVE ST., GLEN ROCK, NJ, 07452, TELEPHONE NO. (201) 457-1221.

                                   THE COMPANY

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus may contain various "forward-looking statements," within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), that are based on management's beliefs, and assumptions, as well as information currently available to management. When used in this document, the words "anticipate," "estimate," "expect," "will" and similar expressions may identify forward-looking statements. Although the Company believes that the expectations reflected in any such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Any such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or financial condition may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company's results, performance or financial condition are fluctuations in the economy; the degree and nature of competition; demand for the Company's products; changes in laws and regulations affecting the Company's business; and the Company's ability to recruit and retain individuals with the requisite technological expertise to continue to develop new products and enhancements to existing products, to expand into new markets, and to transition successfully from a development stage company to an operating company and other matters described in "Risk Factors" and elsewhere in this Prospectus.

                                    OVERVIEW

THE COMPANY

     D-Lanz Development Group, Inc., a development stage company commenced business activities as a partnership in 1947 and was incorporated on December 5, 1952, under the name Osrow Products Company, Inc. Effective December 1, 1972, Osrow Products Company, Inc., a New York Corporation, merged into OSR Corporation, a Delaware corporation. OSR was incorporated on June 28, 1972. OSR was formed solely for the purpose of having Osrow Product Company's state of incorporation changed from New York to Delaware and its name changed from Osrow Products Company, Inc. to OSR Corporation. On May 17, 1988, the Company amended its certificate of incorporation, changing its name to Resort Connections, Inc. and changing the total authorized capital stock to 55,000,000 of which 50,000,000 shares are common stock with a par value of $.001 per share and 5,000,000 shares are preferred stock with a par value of $.001 per share. On January 30, 1990, the Company amended its certificate of incorporation to change its name to D-Lanz Development Group, Inc., and to change the aggregate number of shares of stock the Company may issue to 200,000,000 shares of which 50,000,000 are common stock with a par value of $.001 per share and 50,000,000 shares are preferred stock with a par value of $.001 per share. On May 6, 1988, the company restated the number of common stock outstanding by reverse splitting the number of shares 1 for 4 from 6,2205,970 to 1,551,394.

     On September 30, 1997, the Registrant acquired the assets of Health Technologies International, Inc. ("HTI"), a private New Jersey corporation, in exchange for 8,448,606 shares of the Registrant's common stock. HTI was controlled by Roger Fidler, President of the Registrant. Through the acquisition of HTI, the Company acquired the rights to purchase under license the exclusive rights in Chile and Singapore (the "Territory") to manufacture and market a breast thermal activity indicator ("BTAI") device ("the Licensed Device").

THE COMPANY'S PRODUCT AND PLAN OF DISTRIBUTION

     The Licensed Device is a non-invasive, easy to use, low cost, adjunctive test to be used by primary care physicians, gynecologists and other medical specialists as part of a breast disease monitoring program along with breast self- examination ("BSE"), palpation and (depending on a patient's age, family history and other factors) mammography and other established clinical procedures including ultrasound and/or biopsy. An important feature of the Licensed Device is that the results will be immediately available to the physician while the patient is "on site" at the point of care in the physician's office, clinic, hospital and/or mammography center. If the Licensed Device indicates that there is unilateral breast thermal activity (i.e., in one breast only), the physician is alerted to the possibility of a physiological condition, including thermally active cancer. The Licensed Device has received marketing clearance under
Section 510(k) of the Food, Drug and Cosmetic Act (the "FDC" Act ) from the United States Food and Drug Administration ("FDA") by Humascan, Inc., the licensee of the same technology in the United States. The Company's product has not yet been submitted for approval to the appropriate regulatory agencies in either Chile or Singapore.

     As breast cancer cells multiply, excessive heat is often generated. This heat is most often conveyed to the surface of the breast resulting in the temperature of the skin of a particular area of one breast being elevated from between 2 degrees and 6 degrees Fahrenheit versus the temperature of the same area of the other breast. The Licensed Device permits the measurement and comparison of temperature variances between three mirror-image sections of each breast, thus indicating the possibility of either proliferating thermally active breast cancer cells or certain types of thermally active breast disease which may require medical treatment.

     The Company intends initially to market the Licensed Device to primary care physicians, gynecologists and other medical specialists throughout Chile and Singapore. Pursuant to this strategy, the Company is searching for local companies to enter into supply and distribution agreements in the licensed territories.

     The Licensed device consists of a pair of mirror-image, non-invasive, lightweight, disposable soft pads, each of which has three wafer-thin segments containing columns of heat sensitive chemical sensor dots that change color from blue to pink reflecting an 8.5 degree temperature range between 90 degrees to
98.5 degrees Fahrenheit. When placed over a woman's breasts inside her brassiere for a period of 15 minutes, the Licensed device registers skin temperature variations due to heat conducted from within the breast tissue to the surface of the skin. By comparing the mirror-image temperature differences between the two breasts registered by the Licensed device, the physician can objectively quantify if there is abnormal unilateral breast thermal activity, which is considered significant if there is a 2o Fahrenheit or more temperature difference between each breast in the same mirror-image location. Based on clinical studies at major medical centers, the threshold tumor size that resulted in significant skin temperature differences detectable with the Licensed device was as small as five millimeters in size. In contrast, according to industry sources, the majority of breast tumors are, on average, at least 15 millimeters or larger before they are palpable by most experienced clinicians.

     The equipment that the Company will use to manufacture the Licensed Device will be constructed by a medical engineering contractor and is expected to be operational within one year of the start of construction. The Company anticipates that the Licensed Device will be sold to distributors for prices ranging from &8 per unit to $15 per unit. Final selling price will depend upon whether the product is sold "OTC" or through physicians.


INDUSTRY BACKGROUND

     Breast cancer is one of the most common cancers among women and, notwithstanding existing methods of detection, is currently the leading cause of death among women between the ages of 35 and 54 in the United States. The American Cancer Society estimates that in 1996 approximately 184,300 new cases of breast cancer are expected to be diagnosed and approximately 44,300 women are expected to die from the disease in the United States alone. Although the causes of breast cancer are unknown and there is no known method of prevention, survival rates are highest, and the likelihood of recurrence is lowest, if the cancer is diagnosed and treated at its earliest stages. According to the National Cancer Institute, the five-year survival rate decreases from more than 90% to 72% after the cancer has spread to the lymph nodes and to 18% after it has spread to other soft-tissue organs. Government spending for, and public awareness of, early screening and diagnosis of breast cancer has increased substantially in recent years. In fact, breast cancer screening is generally recommended as a routine part of preventive health care for over 90 million women in the United States. Industry sources estimate that approximately 11.3 million mammograms and 800,000 surgical biopsies were performed in the United States in 1994 (the last year for which such data is available from the Centers For Disease Control). Moreover, the Physicians' Insurers Association report for 1995 indicated that, during such year, failure to diagnose breast cancer was the most common source of malpractice complaint among patients with breast cancer and the second most expensive type of claim, with an average indemnity payment of $301,460 during the six months preceding such report.

CLINICAL TESTING

     From 1980 to 1984, clinical data from the use of the Licensed Device was collected on 3,262 women of all ages in five separate clinical trials at six institutions and hospitals, all in the United States, including M.D. Anderson Hospital and Tumor Institute ("M.D. Anderson"), Brottman Memorial Hospital
(UCLA) ("Brottman"), Georgetown University School of Medicine, Memorial Sloan-Kettering Hospital ("Sloan-Kettering") and Guttman Cancer Diagnostic Institute ("Guttman Diagnostic"). The key results of the principal trial, one involving multiple sites, were as follows:


TRIAL (Guttman Diagnostic)

   o The Licensed device versus Clinical Screening for "Suspicion of Cancer" (using mammography and clinical breast examination) - The trial involved 2,805 women:

   o 99 women were judged positive for "suspicion of cancer" based solely on the standard screening methods, i.e., mammography and clinical breast examination. Of the 99 women, 86 had positive breast thermal activity based on the Licensed device results, for a sensitivity index (agreement on positives with the standard clinical screening methods) of 86.9%.

   o Biopsy results confirmed cancer in 15 women, 13 of whom had positive breast thermal activity based on the Licensed device results, for a sensitivity index (agreement on positives with biopsy) of 86.7%.

   o 2,706 women were judged negative using the standard clinical screening methods. 2,340 women were found to have no breast thermal activity based on the Licensed device results, for a specificity index (agreement on negatives with the standard screening methods) of 86.5% for no "suspicion of cancer." Comparatively, in clinical screening for "suspicion of breast cancer," mammography has a reported specificity of 90.0% and sensitivity of 78.0% to 96.0%, while clinical breast examination has a reported specificity of 57.0% to 70.0% and BSE has a reported specificity of 20.0% to 30.0%.


HISTORY OF THE LICENSED PRODUCT

     The BTAI was patented in 1980 by Zsigmond L. Sagi, Ph.D. ("Dr. Sagi"), who assigned the patents relating to the device, then called the "Breast Cancer Screening Indicator," to a private company called BCSI Laboratories, Inc. ("BCSI"). In 1980, BCSI was acquired by Faberge, Incorporated ("Faberge") and work on the BTAI continued. FDA authorization to market the BTAI was granted in 1984. By that time, Faberge had constructed a plant and the necessary machinery to commence commercial production of the BTAI. In 1985, Faberge was acquired in a hostile takeover by McGregor Industries ("McGregor"). Following the acquisition, McGregor reportedly discontinued work on many of the new business projects Faberge had been pursuing, including the BTAI, but retained ownership of the patent to, and regulatory approvals for, the BTAI. In 1986 Scantek Medical Corp. ("SMC") was formed by Dr. Sagi and purchased all BCSI. In 1991, the assets of SMC (including the patent rights and regulatory approvals for the Licensed device) were acquired by Scantek Medical, Inc. ("Scantek"). In 1997, Scantek granted a license to the Company to manufacture and market the Licensed Device in Chile and Singapore.



Plan Of Operation

     The Company has an exclusive license to manufacture, market and sell a breast abnormality indicator in Chile and Singapore. Over the next twelve months the Company intends to begin a series of steps which hopefully will lead to the utilization of this license. The Company intends to apply for all approvals needed to begin sales of the Company's product in these countries, to arrange for a medical product distributor in these countries to carry the Company's product, and to set up a manufacturing facility for the product in one or both of the countries in which the company holds an exclusive license. In order to set up this plant, the Company will be require to raise additional funds to pay for the as of yet unascertained costs of setting up the manufacturing and marketing systems envisioned. The minor administrative costs for the Company have been and will in all likelihood continue to be borne by the Company's President during 1998, until such time as the Company makes more active efforts to implement its marketing and manufacturing plans.


                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution and should be made only by persons who can afford a loss of their entire investment. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby.

     Absence of Operating History; Development Stage; Stockholders' Deficit; No Revenues; Continuing Losses. The Company commenced its current business (See Business of the Company) in December, 1997, has no operating history and is in the development stage. As such, the Company is subject to all of the business risks associated with a new enterprise, including constraints on the Company's resources, lack of established creditor relationships and uncertainties regarding product development and future revenues. Since its inception, the Company has been engaged only in development activities and raising capital. The Company has not derived any revenue from operations and has incurred losses since inception. The Company does not anticipate deriving any revenue from operations until such time as the Company's licensed device is available for commercial delivery. The Company anticipates incurring significant costs in connection with bringing the Company's licensed device to market, including costs relating to the establishment of its manufacturing facility and the establishment of its marketing program. The Company's ability to operate its business successfully will depend, in part, on a variety of factors, many of which are outside the Company's control, including governmental programs and requirements in Chile and Singapore, physician and consumer preferences, regulatory requirements, plant and equipment repair and maintenance requirements, competition and changes in raw material supplies and suppliers. The likelihood of success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and early phase of operation of a new business and the competitive environment in which it will operate. There can be no assurance regarding whether or when the Company will successfully implement its business plan or that the Company will achieve profitability by generating sufficient revenues to offset anticipated costs. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation."

     Significant Capital Requirements; Need for Additional Financing. The Company's capital requirements in connection with its product development and marketing activities will be significant. The Company has been dependent upon the proceeds of sales of its securities to private investors to fund its initial development activities. Since the Company is not currently generating any revenue from operations, it is dependent on the proceeds of this Offering to continue development activities. The Company's future liquidity and capital funding requirements will depend on numerous factors, including the results of clinical studies, the extent to which the licensed device gains market acceptance, the costs and timing of expansion of sales, marketing and manufacturing activities and competition. There can be no assurance that additional capital, if needed, will be available on terms acceptable to the Company, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, will likely include restrictive covenants. The failure of the Company to raise capital on acceptable terms when needed could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation--Liquidity and Capital Resources."

     Dependence Upon a Single Product. The Company's licensed device is currently the Company's only product and will account for substantially all of the Company's revenue, if any, for the foreseeable future. The Company's licensed device was approved by FDA in January 1984 under Section 510(k) of the FDC Act ("510(k) Market Rights") to be marketed for use by physicians as an adjunct to routine physical examination, including palpation, mammography and other established procedures for the detection of breast disease, but has not yet been commercially introduced. There can be no assurance that, when manufactured, the device will be effective or that it will be more effective than competing products or technologies, capable of being manufactured in commercial quantities at acceptable costs or successfully marketed. If the device is not successfully commercialized, it is likely that the Company's business operations would cease.



     Uncertainty of Market Acceptance; Certain Thermographic Applications Not Accepted. The Company's success will be substantially dependent upon, among other factors, the market acceptance of the Company's licensed device. The Company has not yet commenced marketing activities or conducted market or feasibility studies with respect to the device. The Company believes that market acceptance of the device will depend, in part, upon the Company's ability to demonstrate to physicians the clinical benefits, safety, efficacy and cost-effectiveness of the device. Prior thermographic devices which, unlike the device, involved imaging rather than measurement of temperature differences, did not perform as intended. In 1983, the Office of Health Technology Assessment ("OHTA") of the Department of Health and Human Services issued a report stating that thermography needed further development and should not be used alone for diagnostic screening as an alternative to mammography. In 1984, the Health Care Financing Administration ("HCFA") withdrew coverage for thermography under Medicare and Medicaid as a diagnostic screening method. In 1991, based upon reports which addressed the use of thermography in neurological and musculoskeletal conditions, the American Medical Association ("AMA") passed a resolution stating that thermography had not been proven to have value as a medical diagnostic test. In 1992, HCFA withdrew Medicare and Medicaid reimbursement for all other uses of thermography. In 1993, the AMA adopted a resolution stating that the use of thermography for diagnostic purposes could not be recommended at that time. Although the Company's licensed device is adjunctive and is not to be used for diagnosis of breast disease, the OHTA, HCFA and AMA positions against the use of thermography as a diagnostic tool may cause confusion among physicians. The Company will need to demonstrate that the licensed device is an effective adjunct to diagnostic procedures. In the event that the licensed device fails to achieve significant market acceptance, it is likely that the Company's business operations would cease. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation."

     No Manufacturing Experience; Dependence on Zigmed, Inc. The Company has no experience in manufacturing, and has not yet manufactured the licensed device. If the Company is unable to manufacture the device, the Company would not be able to commercialize it, in which event, it is likely that the Company's business operations would cease. If the Company encounters manufacturing difficulties, including problems involving production yields, quality control and assurance, shortages of components or shortages of qualified personnel, it could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there is no assurance that the Company will be able to manufacture the device in accordance with FDA's current Good Manufacturing Practice ("CGMP") regulations. The Company has entered into a contract (the "Turnkey Construction Contract") with Zigmed for the turnkey construction of its licensed device production machinery (the "Production Line") and is dependent on Zigmed for the construction of the Production Line. In the event Zigmed fails to complete the Production Line, the Company would be forced to complete the Production Line itself or pay another contractor to complete it. Unless the Production Line is substantially completed by Zigmed, it is unlikely that the Company could complete the Production Line itself, and there can be no assurance that the Company could find another contractor willing to complete the Production Line or complete it at a cost acceptable to the Company. Failure by Zigmed to complete the Production Line would, and failure by Zigmed to complete it as scheduled could, have a material adverse effect on the Company. Zigmed is controlled by Zsigmond G. Sagi, the son of Dr. Sagi, the Chairman of the Board of Scantek.

     Termination of License Agreement if Certain Threshold Royalties are not Earned. The Company has licensed the rights to the licensed device from Scantek pursuant to a license agreement dated as of August 15, 1996, as amended March 5, 1997 (the "License Agreement"). The License Agreement provides that the Company is to pay minimum royalties of $80,000, $200,000 and $300,000 respectively, in the first three years in which the device is sold and $400,000 in the fourth and subsequent years. There is no assurance that the device will be commercialized successfully, or that threshold royalties will be earned. Any such termination of the License Agreement for failure to earn threshold royalties would be likely to cause the Company's business operations to cease. See "Business--License Agreement."

     Lack of Marketing Experience; Dependence on Unascertainable Companies; The Company currently has no marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market the licensed device. The Company's ability to generate revenue from the sale of the device will be dependent upon, among other things, its ability to manage an effective sales organization. The Company will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts with local companies in its designated license areas. The Company has not yet entered into distribution agreements in its licensed territories, yet will be significantly dependent on the companies ultimately contracted with for distribution and sales. Failure of these companies to perform as anticipated would have a material adverse effect on the Company's operations. In addition, there can be no assurance that the Company will be able to market or sell its products effectively through independent sales representatives, through arrangements with some other outside sales force, or through strategic partners. See "Business--Marketing and Distribution."

     Foreign Government Regulation. The Company's products and manufacturing activities are subject to extensive foreign government regulation. The regulation of medical devices varies from country to country. USFDA approval is sometimes accepted as proof of efficacy in Chile and Singapore. There can be no assurances that regulatory registration will be effected within an acceptable time frame. Failure to achieve registration for sale of the BTAI will materially and adversely effect the Company.

     Competition; Technological Obsolescence. The Company is not aware of any low-cost devices currently on the market which compete with the Company's licensed device. Nevertheless, the Company's potential competitors may succeed in developing products that are more effective or less costly than the Company's products, and such competitors may also prove to be more successful than the Company in manufacturing, marketing and sales. Some of the Company's potential competitors may be large, well-financed and established companies that have greater resources for research and development, manufacturing and marketing than the Company and, therefore, may be better able than the Company to compete for a share of the market even in areas in which the Company may have superior technology. It is also possible that there will be technological changes or developments by competitors which will render the device noncompetitive or obsolete.

     Dependence on Qualified Personnel. The success of the Company is dependent on the continued efforts of Roger L. Fidler, the Company's President and Chief Executive Officer. The loss of Mr. Fidler's services could have a material adverse effect on the Company's operations. The success of the Company is also dependent upon its ability to hire and retain additional qualified scientific, managerial and manufacturing personnel. Competition for personnel is intense in the medical device manufacturing industry. There can be no assurance that the Company will be able to attract and retain qualified personnel.

     Lack of Patent Protection; Neither the Company nor the Licensor of the licensed device which the Company intends to manufacture has patented the Company's licensed device in Chile or Singapore. Therefore, the Company must rely on trade secrets, to protect its technology. There can be no assurances that trade secrets will be established, that secrecy obligations will be honored, or that others will not independently develop similar or superior technology. To the extent that consultants, key employees, or other parties apply technological information independently developed by them or by others to Company products, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of the Company. There is no assurance that the Company will be able to prevent competitors from using the same or similar marks, concepts or appearance or will have the financial resources to protect its marks against infringing use. The Company does not currently intend to apply for patents on the licensed device in Chile or Singapore. In the event that patent protection is not obtained, the business of the Company may be materially and adversely affected.

     Product Liability. The nature of the Company's products may expose the Company to product liability risks. The Company currently does not maintain product liability insurance coverage. Although the Company plans to obtain product liability insurance before sales of the licensed device begin, such insurance is becoming increasingly expensive and there can be no assurance that the Company will be able to obtain or maintain such insurance on acceptable terms or that such insurance, if obtained, will provide adequate coverage against product liability claims. While no product liability claims have been brought against the Company to date, a successful product liability claim against the Company in excess of its insurance coverage could have a material adverse effect on the Company.

     Risks Associated with an International License. The Company is only licensed to sell the licensed product in Chile and Singapore. Thus, the Company is required to create a strategy which will require it to run operations exclusively in foreign markets. To date, the Company has no experience in creating localized versions of its products and marketing and distributing its products internationally. There can be no assurance that the Company or the entities with which it partners in these international markets will be able to successfully manufacture, market, sell and deliver the Company's licensed products in these markets. In addition to the uncertainty as to the Company's ability to operate with an international presence, there are certain risks inherent in doing business on an international level which could adversely impact the success of the Company's international operations. These risks include technical difficulty in localizing the products for the specific territories, changes in regulatory requirements, export restrictions, export controls relating to encryption technology, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world and potentially adverse tax consequences. In some cases, the prohibitive costs of telephones, telephone lines, high speed links and other communications access may exclude whole countries. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, operating results and financial condition. Concentration of Stock Ownership. The present directors, executive officers and their respective affiliates are the beneficial owners of approximately 63.6% of the outstanding Common stock and upon completion of this offering, the present directors, executive officers and their respective affiliates will beneficially own approximately 63.28% of the outstanding Common Stock. As a result, these stockholders are and will be able to exercise absolute control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the company.

     Potential Conflicts of Interest. In connection with its acquisition of the technology relating to the licensed device, the Company entered into the License Agreement with Scantek and the Turnkey Construction Contract with Zigmed. Upon completion of this Offering, Scantek will own beneficially approximately 20% of the Company's outstanding Common Stock. Zigmed is controlled by Zsigmond G. Sagi, the son of Dr. Sagi, the Chairman of the Board of Scantek. These relationships could result in conflicts of interest and none of Scantek, Dr. Sagi or Zigmed is under any obligation to resolve such conflicts in favor of the Company. In connection with this Offering, the Company has adopted a policy whereby all future transactions between the Company and its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained in arm's length transactions from unaffiliated third parties. However, until such directors have been employed, this will not be effective.

     Shares Eligible for Future Sale. Future sales of shares of Common Stock by existing stockholders, or optionholders or warrantholders upon exercise of their options or warrants, pursuant to Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, could have an adverse effect on the price of shares of Common Stock. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Common Stock. Each of the Company, the existing stockholders and all holders of options, warrants or other securities exchangeable for or convertible into Common Stock have entered into certain lock-up agreements with the Representative.


     Absence of Dividends. The Company has never paid a dividend on the Common Stock and does not expect to pay any dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

                                 USE OF PROCEEDS


     The Company will only receive nominal proceeds from the sale of the 1,525,000 of the Shares to be registered under this registration Statement ($1,525) but will receive $800,000 from the execution of the options rendered hereunder, if and only if those options are executed. Additionally, the Company will benefit from the services rendered under the Compensation Agreements. The Company anticipates that it will use such gross proceeds for general corporate and working capital purposes.




                              PLAN OF DISTRIBUTION

     As soon as reasonably practicable, after the filing of this Registration Statement, the Shares to which this Prospectus relates will be issued by the Company from time to time, or at any one time, as compensation pursuant to negotiated Compensation Agreements the following consultants ("Consultants") to the Company and in the following amounts.


CONSULTANT                       AMOUNT OF SHARES
Joel Brownstein                  700,000
Vestcom Holdings, Inc.           600,000
Sarit Hirschkorn                 100,000
Wharton Capital corp.            125,000
---------
TOTAL                            1,525,000


     Of the Shares, 600,000 shares are issued in lieu of cash compensation for services rendered and to be rendered and 9,025,000 shares shall be issued upon the exercise of the Nonqualified Stock Option granted to four Consultants as compensation under their Compensation Agreement, at a purchase price of between $0.40 and $1.00 per share and for which the Company will receive aggregate gross proceeds of $850,000. Upon issuance, all Shares will be, duly authorized, validly issued, fully paid and nonassessable. All Shares are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and shall not have any restrictions on resale. See also Item 4, Description of Securities.



Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

                        PART II - INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (File No. 000-05367) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998 and June 30, 1998 and the Registrant's Current Report on Form 8K, filed by the Registrant on December 1, 1997; and

     (c)  See Item 4, Description of Securities below.

     All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.



Item 4. Description of Securities.

     The Common Stock of the Registrant is registered under Section 12(g) of the Exchange Act.


     All of the 1,525,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), offered hereby are being offered by D-Lanz Development Group, Inc. (the "Registrant"). As of August 14, 1998, the Common Stock is traded through the Over The Counter Market under the symbol "DLNZ" The last reported sales price for the Common Stock on August 14, 1998 was $0.25 per share.


     The Registrant is authorized to issue 55,000,000 shares of which 50,000,000 shares are common stock with a par value of $.001 per share and 5,000,000 shares are preferred stock with a par value of $.001 per share. As of the date hereof, the Registrant had 10,000,000 shares of Common Stock outstanding held of record by approximately 800 holders. No shares of Preferred Stock are currently outstanding. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Registrant, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the Preferred Stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby upon issuance, will be, duly authorized, validly issued, fully paid and nonassessable.

     The Registrant's Restated Certificate of Incorporation authorizes the issuance of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Registrant's Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Registrant. Although the Registrant has no present intention to issue any shares of Preferred Stock, there can be no assurance that the Registrant will not do so in the future. If the Registrant issues shares of Preferred Stock, the issuance may have a dilutive effect upon the holders of the Registrant's Common Stock, including the purchasers of the shares being offered hereby.



Item 5. Interests of Named Experts and Counsel.

     Roger L. Fidler, Esq., has passed upon the legality under the law of Delaware, the state in which the Company is incorporated, of the Common Stock of the Company being offered hereby. Mr. Fidler is the majority holder of the Company's common stock, holding 6,360,000 shares of the Common Stock of the Company.



Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification to the extent permitted by the provisions of the Delaware statute in its charter and by-laws. See Item 9, "Undertakings."


Item 7. Exemption from Registration Claimed.

         Not Applicable.Item

8. Exhibits.


NUMBER          DESCRIPTION
4.01            Articles Of Incorporation**
4.02            Certificate Of Amendment To The Articles Of Incorporation**
4.03            By laws**
4.04            Form Of Option*
5.01            Opinion of Roger L. Fidler, Esq. counsel to the registrant, as to the legality of the common stock being offered.*
15.01           Letter Re Unaudited Interim Financial Information*
24.01           Consents Of Experts And Counsel**
99.01           Compensation Agreement with Joel Brownstein*
99.02           Compensation Agreement with Sarit Hirschkorn*
99.03           Compensation Agreement with Vestcom Holding, Inc.*
99.04           Compensation Agreement with Wharton Capital, Inc.*




     *  Filed  herewith.
     ** Incorporated by reference to Exhibit 3.X to Registrant's Annual Report on Form 10-KSB for the years ended December 31, 1995, 1996, and 1997.


Item 9. Undertakings

     The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of theSecurities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on August 17, 1998.


D-LANZ DEVELOPMENT GROUP, INC.

By:  /s/Roger L. Fidler
               Roger L. Fidler
               President, Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

By:  /s/Roger Fidler            By:  /s/Jay Hait
     Roger Fidler, President            Jay Hait, Secretary

August 17, 1998                      August 17, 1998




     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefits plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on August 17, 1998.




By:  /s/Roger Fidler
     Roger Fidler, President

Exhibit 4.04

                          D-LANZ DEVELOPMENT GROUP, INC.
                   FORM OF NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT is made as of _______ ___, 1998 by and between D-Lanz Development Group, Inc., a Delaware corporation (the "Company"), and __________ __________ ("Optionee").

                                  R E C I T A L

     The Board of Directors of the Company (the "Board of Directors") has authorized the granting to Optionee, for services to be rendered by Optionee as a consultant to the Company, pursuant to the terms of an Agreement ("Agreement") between the Company and Optionee, dated _________, of a stock option to purchase the _________ shares of Common Stock of the Company upon the terms and conditions hereinafter stated.


                                A G R E E M E N T


         NOW, THEREFORE, in consideration of the premises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

     1. Number of Shares; The Company hereby grants to Optionee,an option ("Option") to purchase up to _________ shares ("Option Shares") of Common Stock of the Company, at the exercise price of $_____ per share.

     2. Term. This Option shall expire on _________________.

     3. Method of Exercise. The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with a check made payable to the Company in the amount of the purchase price of such shares. This check will be held for five business days to allow for the sale of the option sharesexercised. Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

     4. Tax Withholding. As a condition to exercise of this Option, the Company may require the Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. or to take such other acts and actions that the Company may deem necessary or advisable to effect compliance with the Internal Revenue Code and / or regulations promulgated thereunder.

     5. Exercise on Termination of Employment. This Option shall not terminate as a result of the termination of Optionee's services as a consultant to the Company.

     6. Transferability. This Option may not be assigned excep with the express written consent of the Company. If Optionee assigns this Option, written notice, including the name, address and taxpayer ID number of the assignee, shall be provided to the Company.

     7. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

     8. Restrictions on Sale of Shares. Optionee represents and agrees that, upon Optionee's exercise of the Option in whole or part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the shares issued to him, he will acquire the shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof Optionee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraph 4 hereof shall, upon each exercise of the Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

     9. Registration. On or before thirty days after the date of this Agreement, the Company shall, at the Company's expense, use its best efforts to file with the Securities and Exchange Commission ("SEC"), a registration statement ("Registration Statement") on Form S-8 or other comparable form, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for resale by Optionee, and prepare and file with the appropriate state securities regulatory authorities the documents reasonably necessary to register or qualify such securities, subject to the ability of the Company to register or qualify such securities under applicable state laws.

     10. Notices. All notices to the Company shall be addressed to the Company at the principal office of the Company at 400 Grove St., Glen Rock, NJ Telecopier No. (201) 457-1331, and all notices to Optionee shall be addressed to Optionee at the address and telecopier number of Optionee on file with the Company, or to such other address and telecopier number as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service and followed by telecopier to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Company (as the case may be).

     11. Adjustments. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 2 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

     12. Cessation of Corporate Existence. Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the Option granted hereunder shall terminate; provided, however, that:
(i) each Option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or

     (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this Option.

     13. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, however, the parties agree to the jurisdiction of the courts of the State of New Jersey.

     15. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                           D-LANZ DEVELOPMENT GROUP, INC.
                           ("Company")


                           By:
                               ----------------------------------------
                                  Roger L. Fidler
                                  President

Optionee's Social
Security Number
                                  ("Optionee")



                               ----------------------------------------
                                  Optionee's Name

                                  Optionee's Address:

               Exhibit 5.01


August 17, 1998
D-Lanz Development Group, Inc.
400 Grove St.
Glen Rock, NJ  07452


Gentlemen:


     I have acted as counsel to D-Lanz Development Group, Inc. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,525,000 shares of Common Stock, par value $.001 per share, of the Registrant(the "Shares"), subject to the Compensation Agreement with Joel Brownstein.


     In connection with the foregoing, I have examined, among other things, the Registration Statement and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies. As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates, oaths, representations and declarations of officers or other representatives of the Registrant.

     Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued in payment of compensation under such Compensation Agreements will be, when issued, validly issued, fully paid and non-assessable.

     I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

Very truly  yours,
/s/ Roger L. Fidler
Roger L. Fidler, Esq.

               Exhibit 15.01

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     I hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of my report dated March 30, 1998 with respect to the consolidated financial statements of D-Lanz Development Group, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1997.

/S/Thomas P. Monahan
Thomas P. Monahan, C.P.A.

Hackensack, New Jersey
May 15, 1998

EXHIBIT 99.01


                       FIRST AMENDED CONSULTING AGREEMENT

     This Agreement is entered into this _13th_ day of August,1998, by and between D-Lanz Development Group, Inc., a Bulletin Board listed corporation
(DLNZ)(hereinafter referred to as Client, Corporation or the Company), having its principal place of business at 400 Grove St., Glen Rock, NJ, 07452,, and Joel Brownstein, 1441 3rd Ave., Suite 7b, New York, NY 10028 (hereinafter referred to as Consultant).

     WHEREAS, Client has previously entered into an agreement with consultant dated August 5, 1998, and now desires to retain Consultant to advise Client with respect to certain financial, management and public relations matters for an additional two years, six months; and,

     WHEREAS, Consultant wishes to render such consulting services for Client;

     IT IS NOW THEREFORE AGREED that Client hereby employs Consultant to consult with respect to financial, management and public relations matters, explicitly unrelated to cash raising activities, on the terms and conditions set forth hereinafter, in consideration of which ten dollars has been paid in hand, and other good and valuable consideration has been exchanged, the receipt and sufficiency of which is hereby acknowledged, to wit:

     1. Duties of Consultant. Consultant shall use his best efforts and such time as Consultant and Client shall deem to be necessary and/or advisable to advise the Company on financial, management and public relations matters as requested by the Client. The Company acknowledges that Consultant is not required by this Agreement to restrict his services only to the Company and it is further specified that these services are unrelated, and will remain unrelated, to cash raising activities.

     2. Compensation. Upon acceptance of this Amended Agreement, Consultant shall be additionally compensated as follows:

     Consultant shall participate in the Company's Employee Stock Option Program. Pursuant to this program Consultant shall receive options to purchase 500,000 shares at a price of $1.00 per share. These options will be issued on August 15, 1998 and shall be deemed earned when issued and received by Consultant. The options and the shares underlying said options shall be registered on Form S-8 as soon after the execution of this agreement as is feasible.

     3. Term and Termination. The term of this Agreement shall be in effect for three years at the end of which term it shall terminate.

     In the event that a prior termination is desired by Client, notice in writing must be provided thirty days before the date of desired termination which shall be the end of the month following receipt of said written notice.

     4. Miscellaneous. This Agreement shall be construed under the laws of the State of New Jersey and any dispute arising from this Agreement shall be resolved by binding arbitration under the then prevailing rules of the American Arbitration Association with the location of the arbitration in Hackensack, New Jersey. Any award arising therefrom shall be enforceable in any court of competent jurisdiction. This Agreement is the total agreement of the parties hereto and shall be binding upon them, their affiliates, heirs, and successors in interest. This Agreement shall not be amended except by a subsequent Agreement in writing signed by all parties hereto. In the event that any portion of this Agreement is found to be unenforceable for any reason, then that part of the Agreement shall be reduced in the most minimal fashion possible to make it enforceable or if unenforceable in total, it shall be severed from this Agreement and the remaining parts of the Agreement shall be enforced. Except as required by law, this Agreement shall not be disclosed by the parties hereto to any other person or entity.


     IT WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

D-LANZ DEVELOPMENT GROUP, INC.

BY:_/S/ Roger Fidler____________            BY:__/s/ Joel Brownstein__________
         Roger Fidler                            Joel Brownstein
         President

EXHIBIT 99.02



                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") made as of August 23, 1997 by and between Sarit Hirschkorn (the "Consultant") and D-Lanz Development Group, Inc. (the "Company").

                                   WITNESSETH:

     WHEREAS, the Company desires to hire consultant due to her expertise in computer systems; and

     WHEREAS, Consultant wishes to render services to the Company in her areas of expertise;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is agreed as follows:

         1. The Company hereby retains Consultant to create a customer and sales tracking database, and to provide general software and hardware support in the normal course of Company's operations. Consultant agrees to use her best efforts during the term of this Agreement to provide the computer services required by the Company.

     2. This Agreement shall become effective as of the date first set forth above, and shall continue for a period of one (1) year. Notwithstanding the foregoing, the Company and/or Consultant shall be entitled to terminate this Agreement for cause upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to Consultant at the address and telecopier number last provided by Consultant to the Company. Cause shall be determined solely as to the following: violation of any rule or regulation of any regulatory agency; and other neglect, act or omission detrimental to the conduct of Company's and/or Consultant's business; material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company; dishonesty related to independent contractor status.


     3. As compensation for Consultant's services, the Company shall issue to Consultant upon the execution of this Agreement, pursuant to the terms of the Company's Non-Qualified Stock Option plan, an option to purchase up to 100,000 shares of Common Stock, which shall vest immediately upon execution of this Agreement, at an exercise price of $1.00 per share, for services to be performed by Consultant for the benefit of the Company. The Company further agrees to register the 100,000 shares underlying said option on Form S-8.

         4. Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by Consultant except for the direct benefit of the Company nor disclosed by Consultant to any third party without the prior written approval of the Company, unless such confidential information becomes public knowledge.

         5. Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or a joint venturer with the Company. In addition, Consultant shall take no action which binds, or purports to bind, the Company.

         6. This Agreement contains the entire agreement between the parties, and may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights. The parties hereto agree to execute such other documents and agreements as is necessary to effectuate the terms of this Agreement.

         7. This Agreement shall be construed under the laws of the State of Delaware. The parties hereto agree to the jurisdiction of the courts of the state of New Jersey.

         8. This Agreement shall be binding upon the parties, their successors and assigns; provided, however, that Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company.

         9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

     10. Consultant agrees to indemnify, defend and save the Company and its officer, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgements, losses, damages, costs, charges, attorneys fees, and other expenses of every nature and character by reason of Consultant's business. Consultant further agrees that the provisions contained in this Section 10 shall survive the termination or expiration of this Agreement and shall be liberally construed in favor of the Company.

     Company agrees to indemnify, defend and save the Consultant and its officer, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgements, losses, damages, costs, charges, attorneys fees, and other expenses of every nature and character by reason of Company's business. Company further agrees that the provisions contained in this Section 10 shall survive the termination or expiration of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed or caused these present to be executed as of the day and year first above written.


Sarit Hirschkorn                        DLANZ DEVELOPMENT GROUP, INC.
"Consultant"                            ("Company")


    /s/Sarit Hirschkorn                  By:     /s/ Roger L. Fidler
- --------------------------                  ----------------------------------
Sarit Hirschkorn                                 Roger L. Fidler
                                                 President

EXHIBIT 99.03

                              CONSULTING AGREEMENT

     This Agreement is entered into this _25th_ day of August,1998, by and between D-Lanz Development Group, Inc., a Bulletin Board listed corporation
(DLNZ)(hereinafter referred to as Client, Corporation or the Company), having its principal place of business at 400 Grove St., Glen Rock, NJ, 07452, and Vestcom Holdings, Inc., a New York Corporation with its principal place of business at 2695 Cedar Court, Oceanside,NY 11572 (hereinafter referred to as Consultant).

     WHEREAS, Client desires to retain Consultant to advise Client with respect to providing corporate public relations services over the internet and through other media for a period of one year; and,

     WHEREAS, Consultant wishes to render such consulting services for Client;

     IT IS NOW THEREFORE AGREED that Client hereby employs Consultant to consult with respect to financial, management and public relations matters, explicitly unrelated to cash raising activities, on the terms and conditions set forth hereinafter, in consideration of which ten dollars has been paid in hand, and other good and valuable consideration has been exchanged, the receipt and sufficiency of which is hereby acknowledged, to wit:

     1. Duties of Consultant. Consultant shall use his best efforts and such time as Consultant and Client shall deem to be necessary and/or advisable to advise the Company on financial, management and public relations matters as requested by the Client. The Company acknowledges that Consultant is not required by this Agreement to restrict his services only to the Company and it is further specified that these services are unrelated, and will remain unrelated, to cash raising activities.

     2. Compensation. Upon acceptance of this Agreement, Consultant shall be compensated as follows:

     In cash, 0ne hundred thousand dollars ($100,000.00) to be paid in three Installments, the first two being twenty five thousand dollars each. The first installment is due upon execution of this agreement, and the second installment as soon thereafter as possible, and in no event later than one week from the date of execution of this Agreement. The third installment is due thirty days thereafter provided that the Company is satisfied with the performance of Consultant in the Company's sole discretion.

     Consultant shall participate in the Company's Employee Stock Option Program. Pursuant to this program Consultant shall receive options to purchase 400,000 shares at a price of $0.01 per share, and 200,000 shares at $1.00 per share. These options will be issued on August 15, 1998 and shall be deemed earned when issued and received by Consultant. The options and the shares underlying said options shall be registered on Form S-8 as soon after the execution of this agreement as is feasible.

     3. Term and Termination. The term of this Agreement shall be in effect for one year at the end of which term it shall terminate.

     In the event that a prior termination is desired by Client, notice in writing must be provided thirty days before the date of desired termination which shall be the end of the month following receipt of said written notice.

     4. Miscellaneous. This Agreement shall be construed under the laws of the State of New Jersey and any dispute arising from this Agreement shall be resolved by binding arbitration under the then prevailing rules of the American Arbitration Association with the location of the arbitration in Hackensack, New Jersey. Any award arising therefrom shall be enforceable in any court of competent jurisdiction. This Agreement is the total agreement of the parties hereto and shall be binding upon them, their affiliates, heirs, and successors in interest. This Agreement shall not be amended except by a subsequent Agreement in writing signed by all parties hereto. In the event that any portion of this Agreement is found to be unenforceable for any reason, then that part of the Agreement shall be reduced in the most minimal fashion possible to make it enforceable or if unenforceable in total, it shall be severed from this Agreement and the remaining parts of the Agreement shall be enforced. Except as required by law, this Agreement shall not be disclosed by the parties hereto to any other person or entity.


     IT WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

D-LANZ DEVELOPMENT GROUP, INC.               VESTCOM HOLDINGS, INC.

BY:_/S/ Roger Fidler____________            BY:__/s/ Glen Sinberg____________
         Roger Fidler                            Glen Sinberg
         President

EXHIBIT 99.04



                              CONSULTING AGREEMENT


     THIS CONSULTING  AGREEMENT (the  "Agreement") made as of August 13, 1997 by
and  between  Wharton  Capital  Group,   Inc.  (the   "Consultant")  and  D-Lanz
Development Group, Inc. (the "Company").

                                   WITNESSETH:

     WHEREAS, Client desires to retain Consultant to advise Client with respect to certain financial, management and public relations matters; and,

     WHEREAS, Consultant wishes to render such consulting services for Client;

     IT IS NOW THEREFORE AGREED that Client hereby employs Consultant to consult with respect to financial, management and public relations matters, explicitly unrelated to cash raising activities, on the terms and conditions set forth hereinafter, in consideration of which ten dollars has been paid in hand, and other good and valuable consideration has been exchanged, the receipt and sufficiency of which is hereby acknowledged, to wit:

     1. Duties of Consultant. Consultant shall use his best efforts and such time as Consultant and Client shall deem to be necessary and/or advisable to advise the Company on financial, management and public relations matters as requested by the Client. The Company acknowledges that Consultant is not required by this Agreement to restrict his services only to the Company and it is further specified that these services are unrelated, and will remain unrelated, to cash raising activities.

         2. This Agreement shall become effective as of the date first set forth above, and shall continue for a period of one (1) year. Notwithstanding the foregoing, the Company and/or Consultant shall be entitled to terminate this Agreement for cause upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to Consultant at the address and telecopier number last provided by Consultant to the Company. Cause shall be determined solely as to the following: violation of any rule or regulation of any regulatory agency; and other neglect, act or omission detrimental to the conduct of Company's and/or Consultant's business; material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company; dishonesty related to independent contractor status.


     3. As compensation for Consultant's services, the Company shall issue to Consultant upon the execution of this Agreement, pursuant to the terms of the Company's Non-Qualified Stock Option Plan, an option to purchase up to 125,000 shares of Common Stock, which shall vest immediately upon execution of this Agreement, at an exercise price of $0.40 per share, for services to be performed by Consultant for the benefit of the Company. The Company further agrees to register the shares underlying said option on Form S-8.

         4. Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by Consultant except for the direct benefit of the Company nor disclosed by Consultant to any third party without the prior written approval of the Company, unless such confidential information becomes public knowledge.

         5. Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or a joint venturer with the Company. In addition, Consultant shall take no action which binds, or purports to bind, the Company.

         6. This Agreement contains the entire agreement between the parties, and may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights. The parties hereto agree to execute such other documents and agreements as is necessary to effectuate the terms of this Agreement.

         7. This Agreement shall be construed under the laws of the State of Delaware. The parties hereto agree to the jurisdiction of the courts of the state of New Jersey.

         8. This Agreement shall be binding upon the parties, their successors and assigns; provided, however, that Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company.

         9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

     10. Consultant agrees to indemnify, defend and save the Company and its officer, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgements, losses, damages, costs, charges, attorneys fees, and other expenses of every nature and character by reason of Consultant's business. Consultant further agrees that the provisions contained in this Section 10 shall survive the termination or expiration of this Agreement and shall be liberally construed in favor of the Company.

     Company agrees to indemnify, defend and save the Consultant and its officer, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgements, losses, damages, costs, charges, attorneys fees, and other expenses of every nature and character by reason of Company's business. Company further agrees that the provisions contained in this Section 10 shall survive the termination or expiration of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed or caused these present to be executed as of the day and year first above written.


WHARTON CAPITAL GROUP, INC.             DLANZ DEVELOPMENT GROUP, INC.
("Consultant")                          ("Company")


By:  /s/Joseph Nicolosi                  By:     /s/ Roger L. Fidler
   --------------------------                  --------------------------------
Joseph Nicolosi                                 Roger L. Fidler
                                                 President

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